   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1996

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           PHOENIX TECHNOLOGIES LTD.
               (Exact name if issuer as specified is its charter)

      DELAWARE                      04-2685985
      (State of          (I.R.S. Employer Identification
   Incorporation)                    Number)

                             2770 DE LA CRUZ BLVD.
                         SANTA CLARA, CALIFORNIA 96050
          (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                 SCOTT C. NEELY
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           PHOENIX TECHNOLOGIES LTD.
                             2770 DE LA CRUZ BLVD.
                         SANTA CLARA, CALIFORNIA 94061
                                 (408) 654-9000

(Name, address, including zip code and telephone number, including area code, of agent for service)
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED       PER SHARE (1)     OFFERING PRICE (1)   REGISTRATION FEE
Common Stock $0.001 par value........   1,241,842 shares        $16.3125          $20,257,547            $6,139

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices on November 15, 1996 of the Common Stock of the Registrant as reported on the Nasdaq Stock Market.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                1,241,842 SHARES
                           PHOENIX TECHNOLOGIES LTD.
                                  COMMON STOCK
                               ($0.001 PAR VALUE)

    This Prospectus relates to the public offering, which is not being underwritten, of shares of the common stock, $0.001 per share ("Common Stock"), of Phoenix Technologies Ltd. (together with its consolidated subsidiaries, "Phoenix") offered from time to time by any or all of the Selling Stockholders named herein (the "Selling Stockholders") who received such shares in exchange for their shares of the capital stock of Virtual Chips, Inc. ("VCI") upon the merger of a wholly-owned subsidiary of Phoenix with and into VCI on August 14, 1996 (the "Merger"). Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. Phoenix will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being born by Phoenix, but all selling and other expenses incurred by Selling Stockholders will be born by such Selling Stockholders. None of the shares offered pursuant to this Prospectus has been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

    The Common Stock offered hereby may be offered and sold from time to time by the Selling Stockholders directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Common Stock as principals. The distribution of the Common Stock may be effected in one or more transactions that may take place through the Nasdaq national Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through underwritten public offerings, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. See "Plan of Distribution."

    The Common Stock of Phoenix is traded in the over-the-counter market on the Nasdaq National Market (Nasdaq Symbol: PTEC). On November 11, 1996, the closing sale price of a share of Phoenix's Common Stock was $17.00.

    Each Selling Stockholder and any broker executing selling orders or behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                            ------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PHOENIX. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OF ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS            , 1996

                             AVAILABLE INFORMATION

    Phoenix is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at: Seven World Trade Center, New York, New York 10045; and 5009 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at proscribed rates. Information as of particular dates concerning directors and officers of Phoenix, their remuneration, options granted to them, the principal holders of securities of Phoenix, and any material interest of such persons in transaction with Phoenix has been or will be disclosed in the proxy statements to be distributed to stockholders of Phoenix and filed with the Commission.

    This Prospectus contains information concerning Phoenix, but does not contain all the information set forth in the Registration Statement on Form S-3 which Phoenix has filed with the Commission under the Securities Act (the "Registration Statement"). The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.

                     INFORMATION INCORPORATED BY REFERENCE

    The following documents and information heretofore filed with the Commission are hereby incorporated by reference in this Prospectus:

    (1) Phoenix's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

    (2) Phoenix's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996.

    (3) Phoenix's Form 10-Q/A-1 filed with respect to Phoenix's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

    (4) Phoenix's Current Report on Form 8-K filed on January 2, 1996.

    All documents filed by Phoenix pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement shall be deemed to be modified or superseded for all purposes of this Prospectus or such Prospectus Supplement to the extent that a statement contained herein, therein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or in such Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

    Phoenix will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: General Counsel, Phoenix Technologies Ltd., 2770 De La Cruz Boulevard, Santa Clara, California 95050; telephone number 408-654-9000.

                                  THE COMPANY

    Phoenix designs, develops, manufactures, markets and supports standards-based compatibility software to the personal computer and information appliance industries. Such software includes synthesizable cores for interconnect standards, including PCI, USB and other emerging interfaces. In addition to software products, Phoenix offers training, consulting, maintenance and engineering services to its customers.

    Phoenix Technologies Ltd. was originally incorporated as Phoenix Software Associates Ltd. in Massachusetts in 1979 and was reincorporated in Delaware in 1986. Phoenix maintains its executive offices at 2770 De La Cruz Boulevard, Santa Clara, California 95050 and its telephone number is 408-654-9000.

                          FORWARD LOOKING INFORMATION

    This Prospectus, including the information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below. Reference is made in particular to the discussion set for under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and in the Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, including the Form 10-Q/A-1 filed with respect to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

                              SELLING STOCKHOLDERS

    The following table shows, as to each Selling Stockholder, (i) such stockholder's name and position, if any, with Phoenix , (ii) the number of shares of Common Stock beneficially owned prior to the offering, and (iii) the number of shares of Common Stock to be sold pursuant to this Prospectus:

                                                                                   SHARES
                                                                                BENEFICIALLY       SHARES TO BE
                                                                               OWNED PRIOR TO      SOLD IN THE
NAME                                                                           OFFERING(1)(2)        OFFERING
----------------------------------------------------------------------------  -----------------  ----------------
Thomas Anderson.............................................................        46,077              46,077
John G. Balletto, Trustee for the John G. Balletto and Marni A. Balletto
  Family Trust U/A/D 8/12/93................................................         7,447               7,447
Thomas Cervantez............................................................         1,974               1,974
Shyamal Roy Chowdhry........................................................        24,684              24,684
Herbert V. Criscito.........................................................         9,682               9,682
Mario A. Criscito...........................................................        20,108              20,108
Simon Davidmann.............................................................        25,013              25,013
Jorge del Calvo.............................................................        13,165              13,165
Jorge del Calvo, Trustee for Ahin Thomas 1996 Trust.........................         7,899               7,899
Jorge del Calvo, Trustee for Suneil Thomas 1996 Trust.......................         7,899               7,899
Fluegel Trust, FBO F.K. & D.K. Fluegel......................................        29,790              29,790
Ram Paul Gupta..............................................................         7,447               7,447
Martin Harding..............................................................        52,660              52,660
James J. Harrison...........................................................         7,447               7,447
Sayed Hussain...............................................................        39,495              39,495
Sikandar Gilani, Trustee, Hussain's Children's Trust I......................        26,330              26,330
James J. Kim................................................................         7,447               7,447
Nestling, Inc. Retirement Trust.............................................         7,447               7,447
Thomas O'Connell............................................................        32,912(3)           26,330
S. Pattapa..................................................................            13                  13

                                                                                   SHARES
                                                                                BENEFICIALLY       SHARES TO BE
                                                                               OWNED PRIOR TO      SOLD IN THE
NAME                                                                           OFFERING(1)(2)        OFFERING
----------------------------------------------------------------------------  -----------------  ----------------
The Pickard Family Trust....................................................        14,895              14,895
Rajan Raghavan..............................................................       582,274             582,274
Lakshmi Jengler, Trustee of the Raghavan Family Irrevocable Trust for Ravi
  Raghavan..................................................................        37,981              37,981
Lakshmi Jengler, Trustee of the Raghavan Family Irrevocable Trust for
  Srindhi Raghavan..........................................................        37,981              37,981
Tim Richardson..............................................................         7,447               7,447
Joseph D. Rizzi.............................................................        47,539(4)           40,957
Joseph D. and Elizabeth M. Rizzi 1990 Family Trust..........................        26,811              26,811
John Rizzi..................................................................         1,489               1,489
Suzanne Phelan..............................................................         1,489               1,489
Mansour S. Saki.............................................................         6,363               6,363
Lori L. Scott...............................................................         8,350(5)            6,582
Ajay Shah...................................................................         2,369               2,369
Rajvir and Swadesh Singh....................................................        14,895              14,895
Richard T. Skipworth........................................................         7,447               7,447
Arvind and Giva Thadani, Custodians for Sehr Thadani, UGMA..................         5,957               5,957
A. Thampy Thomas............................................................        85,133(6)           78,551

------------------------

(1) Based on shares beneficially owned at November 1, 1996.

(2) No Selling Stockholder will own more than 1% of the outstanding shares of Common Stock of Phoenix following the sale of the shares offered hereby. Prior to the offering, Rajan Raghavan is the only Selling Stockholder who owns more than 1% of the outstanding shares of Phoenix and owns approximately 3.8% of the outstanding Phoenix Common Stock

(3) Includes 6,582 shares which Mr. O'Connell may acquire pursuant to options to purchase Phoenix common stock which are exercisable within 60 days of November 1, 1996.

(4) Includes 6,582 shares which Mr. Rizzi may acquire pursuant to options to purchase Phoenix common stock which are exercisable within 60 days of November 1, 1996.

(5) Includes 1,768 shares which Ms. Scott may acquire pursuant to options to purchase Phoenix common stock which are exercisable within 60 days of November 1, 1996.

(6) Includes 6,582 shares which Mr. Thomas may acquire pursuant to options to purchase Phoenix common stock which are exercisable within 60 days of November 1, 1996.

                              PLAN OF DISTRIBUTION

    Phoenix has been advised by the Selling Stockholders that they and any person receiving shares from the Selling Stockholders in the form of a bona fide gift or transfer (a "Transferee") intend to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Stockholders and any Transferee may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Stockholders, any Transferee and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Phoenix will receive no part of the proceeds of sales made hereunder.

    Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders and any Transferee (and, if they act as agent for the purchase of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders and any

Transferee. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders and any Transferee, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders and any Transferee. Broker-dealers who acquire shares as principal may thereafter resell such shares form time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

    Phoenix has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to their sales in the market, has furnished each Selling Stockholder with a copy of these Rules and has informed them of the need for delivery of copies of this Prospectus. The Selling Stockholders or any Transferee may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker -dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

    Upon notification by a Selling Stockholder or any Transferee to Phoenix that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, to the extent required, a supplemental prospectus will be filed under Rule 494(c) under the Securities Act setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholder or any Transferee, the commissions paid or discounts or concessions allowed by the Selling Stockholder or any Transferee to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set forth in this Prospectus.

    The shares offered for sale herein are "covered securities" within the meaning of the Securities Act, and, therefore, preempt the qualification requirements of the securities or blue sky laws of the various states. To ensure compliance with the state requirements for regulation of broker-dealers and agents, the Selling Stockholders have been or will be advised that sales of the shares offered herein should be effected through registered brokers or dealers.

    Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

    There can be no assurance that any of the Selling Stockholders or any Transferee will sell any or all of the shares of Common Stock offered by them hereunder.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Scott C. Neely, Vice President, General Counsel and Secretary of Phoenix. As of November 1, 1996, Mr. Neely beneficially owned 22,541 shares of Common Stock, including 21,250 shares which may be acquired pursuant to options vested as of November 1, 1996 and vesting within 60 days after such date.

                           PHOENIX TECHNOLOGIES LTD.
                       REGISTRATION STATEMENT ON FORM S-3
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM NUMBER

ITEM 14 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

SEC Registration Fee..............................................  $   6,139
Accounting Fees**.................................................  $   3,000
Legal Fees**......................................................  $   1,500
Printing Fees**...................................................  $   2,500
Miscellaneous.....................................................  $     361

------------------------

 *All expenses of issuance and distribution (other than commissions and discounts payable to dealers or underwriters) will be paid by Phoenix.

**Estimates

ITEM 15 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Tenth of Phoenix's Amended and Restated Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

ITEM 16 EXHIBITS

  EXHIBIT
  NUMBER
-----------
       4.1   Agreement and Plan of Reorganization dated July 16, 1996 among Phoenix Technologies Ltd., Spud
               Acquisition Corp. and Virtual Chips, Inc. (incorporated by reference to Exhibit 2.1 to Form 10-Q of
               Phoenix for the fiscal quarter ended June 30, 1996).

       4.2   Declaration of Registration Rights

       5.1   Opinion of Scott C. Neely, Esq., Vice President, General Counsel and Secretary of Phoenix.

      23.1   Consent of Coopers & Lybrand, LLP, Independent Accountants

      23.2   Consent of Scott C. Neely, Esq. (Included in Exhibit 5.1)

      24     Power of Attorney (See page II-3)

ITEM 17 UNDERTAKINGS

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 19334, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 15th day of November, 1996.

                                          PHOENIX TECHNOLOGIES LTD.

                                          By:            /s/ JACK KAY

                                          --------------------------------------

                                                        Jack Kay,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Jack Kay, Scott C. Neely and Robert J. Riopel, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                       TITLE                               DATE
------------------------------------------  ---------------------------------------------  ----------------------

               /s/ JACK KAY
    ---------------------------------       President, Chief Executive Officer and         November 15, 1996
                 Jack Kay                     Director (Principal Executive Officer)

           /s/ ROBERT J. RIOPEL             Vice President, Finance and Chief Financial
    ---------------------------------         Officer (Principal Financial and Accounting  November 15, 1996
             Robert J. Riopel                 Officer)

           /s/ CHARLES FEDERMAN
    ---------------------------------       Director                                       November 15, 1996
             Charles Federman

          /s/ LAWRENCE G. FINCH
    ---------------------------------       Director                                       November 15, 1996
            Lawrence G. Finch

           /s/ RONALD D. FISHER
    ---------------------------------       Chairman of the Board                          November 15, 1996
             Ronald D. Fisher

           /s/ LANCE E. HANSCHE
    ---------------------------------       Director                                       November 15, 1996
             Lance E. Hansche

          /s/ ANTHONY P. MORRIS
    ---------------------------------       Director                                       November 15, 1996
            Anthony P. Morris